UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Arcosa, Inc.

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The following communication was posted on the website of Arcosa, Inc. on June 22, 2026:

1350 Avenue of the Americas
New York, NY 10019

Press Release

CRH to Acquire Arcosa; Leading U.S. Provider of Aggregates and Critical Infrastructure Products for $8.5B

•	Strengthens CRH as the #1 infrastructure player in North America and reinforces CRH as the leader in U.S. aggregates

•	Acquisition is highly complementary, advancing CRH’s strategy to build an aggregates-led, connected portfolio aligned with growing infrastructure megatrends

•	Transaction expected to be accretive[1] to earnings, margin and cash flow in the first 12 months post-completion, demonstrating CRH’s ongoing commitment to accelerating growth through value-creating capital allocation

•	CRH to host investor call today at 8:30 a.m. Eastern Daylight Time

NEW YORK and DALLAS – June 22, 2026 – CRH (NYSE: CRH), the leading provider of building materials, today announced that it has signed an agreement to acquire 100% of Arcosa, Inc. (NYSE: ACA) in an all-cash transaction for $150 per share, subject to Arcosa stockholders’ and regulatory approvals. The offer to Arcosa stockholders implies a 25% premium to Arcosa’s 60-day trading VWAP as of June 18, 2026. The transaction values Arcosa at a total enterprise value of approximately $8.5 billion, representing an acquisition multiple of 11.5x 2026E Adjusted EBITDA, including estimated annual run-rate cost synergies of $175 million by year three.

Headquartered in Dallas, Texas, Arcosa is a provider of infrastructure-related materials, products and solutions. Its Construction Products business is a leading aggregates platform in the U.S., with 109 quarries and yards, nine asphalt plants, 19 terminals and approximately 35 million tons (mt) of 2025 aggregates shipments. Arcosa’s Engineered Structures business is a top three manufacturer of critical infrastructure products in the high-growth energy transmission market, supported by long-term megatrends in grid modernization, electrification, and data center construction.

Arcosa is highly complementary to CRH, advancing the company’s connected portfolio strategy. The transaction reinforces CRH’s position as the leader in U.S. aggregates, as well as globally, and increases exposure to some of the fastest-growing Metropolitan Statistical Areas (MSAs) in the U.S.

Jim Mintern, CRH CEO, said, “This strategic acquisition reinforces our position as the #1 infrastructure player in North America and advances our strategy to build an aggregates-led, connected portfolio. As demand for U.S. energy and utility infrastructure solutions accelerates, this transaction places CRH at the forefront of an immense growth opportunity and demonstrates our ongoing commitment to building market-leading positions through disciplined capital allocation. We have a tremendous amount of respect for Arcosa’s business and look forward to welcoming the Arcosa team into CRH.”

Antonio Carrillo, President and CEO of Arcosa, said, “This transaction is a powerful validation of the work we've done in recent years to grow in attractive markets, simplify our portfolio, reduce cyclicality and build a more resilient business focused on Construction Products and Engineered Structures. For our stockholders, this transaction crystalizes the value we have built. We are excited that CRH recognizes that value, and we are confident that their resources, scale, and expertise will provide attractive opportunities for our team members, for our customers and for the communities we serve.”

Strategic and Financial Benefits

•	Reinforces CRH as the #1 Infrastructure Player in North America: Arcosa brings 35mt of annual, high-quality, natural, and recycled aggregates, serving 13 of the 50 largest U.S. MSAs across Texas, New Jersey, Arizona, Florida, and Tennessee. This transaction reinforces our position as the leader in U.S. aggregates with over 265mt of combined annualized production. The Engineered Structures business has a top three market position, supported by infrastructure megatrends and demand relating to grid modernization, electrification, and data center construction.

•	Highly Complementary with Existing Business, Advancing CRH's Connected Portfolio: Transaction aligns with CRH’s core strategy, enhancing CRH’s connected offering across aggregates, cementitious, and critical infrastructure. Provides aggregate exposure to fast-growing MSAs and expands capabilities, while widening the addressable market through deepened relationships and a shared customer base.

•	Clear Financial Benefits and Value Creation Potential with $175 million of Run-Rate Cost Synergies Expected: Clear and actionable run-rate cost synergies of $175 million expected by year three across operational improvements, procurement and integration benefits of self-supply and SG&A savings. Leverages CRH’s proven ability to acquire and integrate at scale.

•	Accretive[1] to CRH’s Financial Profile: Transaction expected to be accretive[1] to earnings, margin and cash flow in the first 12 months post-completion.

•	Consistent with CRH’s Disciplined Approach to Capital Deployment & Aligned with Strategic Ambitions: Accelerates value-accretive capital deployment in infrastructure exposed to growing megatrends and fully aligned with CRH’s 2030 financial targets. Continued commitment to value-creating capital allocation, making best use of our $40 billion of anticipated financial capacity through 2030, and reinforcing CRH’s position as a leading compounder of capital.

•	Maintain Commitment to Strong Investment Grade Credit Rating: Combined balance sheet, with pro forma FY 2026E Net Debt / Adjusted EBITDA[2] of 2.4x.

Transaction Details

The Boards of Directors of both companies have unanimously approved the transaction, which is expected to close in Q1 2027 subject to approval of Arcosa’s stockholders, regulatory approvals, and customary closing conditions. CRH intends to fund the transaction with available cash and committed debt financing.

Advisors

J.P. Morgan and Morgan Stanley are acting as financial advisors to CRH, and Kirkland & Ellis is serving as legal counsel. J.P. Morgan and Morgan Stanley are providing CRH with committed bridge financing for the transaction. Evercore and Goldman Sachs are serving as financial advisors to Arcosa, and Gibson Dunn and Baker Botts are serving as its legal counsel.

Conference Call & Webcast

Registrations for the conference call at 8:30 a.m. ET can be made at www.crh.com/investors. Upon registration a link to join the call and dial-in details will be made available. A replay of the webcast, accompanying slide presentation and a copy of this news release will be available online at www.crh.com/investors.

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Contacts

Danilo Juvane	Lauren Schulz
Head of Investor Relations	Chief Communications Officer
danilo.juvane@crh.com	lauren.schulz@crh.com
Erin Drabek	Media Contact
Vice President of Investor Relations	media@arcosa.com
InvestorResources@arcosa.com	or Tim Lynch / Arielle Rothstein Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

About CRH

CRH is the leading provider of building materials critical to modernizing infrastructure. With our team of 83,000 people across 4,000 locations, our unmatched scale, connected portfolio, and deep local relationships make us the partner of choice for transportation, water, and reindustrialization projects, shaping communities for a better tomorrow. CRH (NYSE: CRH) is a member of the S&P 500 Index. For more information, visit www.crh.com.

About Arcosa

Headquartered in Dallas, Texas, Arcosa is a provider of infrastructure-related products and solutions with leading positions in construction materials and engineered structures. Arcosa reports its financial results in two principal business segments: Construction Products and Engineered Structures. For more information, visit www.arcosa.com.

Forward-Looking Statements

This press release contains statements that are, or may be deemed to be, forward-looking statements with respect to the financial condition, results of operations, business, viability and future performance of CRH plc and certain of its plans and objectives, including statements regarding the proposed merger (the ‘Merger’) between CRH and Arcosa. These forward-looking statements may generally, but not always, be identified by the use of words such as “will”, “anticipates”, “should”, “could”, “would”, “targets”, “aims”, “may”, “continues”, “expects”, “is expected to”, “estimates”, “believes”, “intends” or similar expressions. These forward-looking statements include all matters that are not historical facts or matters of fact at the date of this press release.

In particular, the following, among other statements, are all forward-looking in nature: statements regarding the Merger, including the expected timing of the closing of the Merger; the anticipated benefits of the Merger, including expected synergies, accretion and financial impact; the anticipated financing of the Merger; CRH’s plans and expectations regarding the integration of Arcosa’s business and operations; plans and expectations regarding the impact of the Merger on CRH’s financial results, growth strategy and capital allocation; CRH’s expected financial performance following the completion of the Merger; and plans and expectations regarding market trends and dynamics in regions where CRH operates, including with respect to infrastructure megatrends and demand relating to grid modernization, electrification and data center construction.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect CRH’s current expectations and assumptions as to such future events and circumstances that may not prove accurate. You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this press release. CRH expressly disclaims any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law.

A number of material factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, certain of which are beyond our control, and which include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to obtain the required approval of Arcosa’s stockholders; the failure to satisfy the other conditions to the completion of the Merger, including the receipt of required regulatory approvals; risks that the Merger disrupts CRH’s current plans and operations; the ability to recognize the anticipated benefits of the Merger; the amount of costs, fees, expenses and charges related to the Merger and the actual terms of the financing obtained in connection with the Merger; diversion of management’s attention from ongoing business operations and opportunities; potential litigation relating to the Merger; the effect of the announcement or pendency of the Merger on CRH’s and Arcosa’s business relationships, operating results and business generally; economic and financial conditions, including changes in interest rates, inflation, price volatility and/or labor and materials shortages; and the risks and uncertainties described under “Risk Factors” in Part I, Item 1A in CRH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC and in CRH’s other filings with the SEC.

It should also be noted that projected financial information included in this press release is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. These measures are provided for illustrative purposes. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of CRH or Arcosa. Actual results may differ materially from the projected financial information included in this press release.

Non-GAAP Financial Measures

CRH uses a number of non-GAAP financial measures to monitor financial performance. These financial measures may not be uniformly defined by all companies and accordingly may not be directly comparable with similarly titled measures and disclosures by other companies. Certain information presented is derived from amounts calculated in accordance with U.S. GAAP but is not itself an expressly permitted GAAP measure.

Adjusted EBITDA is defined by CRH as earnings from continuing operations before interest, taxes, depreciation, depletion, amortization, loss on impairments, gain/loss on divestitures and investments, income/loss from equity method investments, substantial acquisition-related costs and pension expense/income excluding current service cost component. Net Debt comprises short and long-term debt, finance lease liabilities, cash and cash equivalents and current and noncurrent derivative financial instruments (net). The non-GAAP financial measures should not be viewed in isolation or as an alternative to the most directly comparable GAAP measure. This press release also includes forward-looking non-GAAP financial measures for which a reconciliation is not practicable without unreasonable effort, as CRH is unable to reasonably forecast certain amounts that are necessary for such reconciliation

Additional Information about the Proposed Merger and Where to Find It

In connection with the Merger, Arcosa expects to file a proxy statement, as well as other relevant materials, with the SEC. Following the filing of the definitive proxy statement with the SEC, Arcosa will mail the definitive proxy statement and a proxy card to each Arcosa stockholder entitled to vote at the special meeting relating to the Merger. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that Arcosa expects to file with the SEC in connection with the Merger. ARCOSA URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCOSA AND THE MERGER. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by Arcosa with the SEC at www.sec.gov, the SEC’s website, or from Arcosa’s website (www.arcosa.com). In addition, the proxy statement and other documents filed by Arcosa with the SEC (when available) may be obtained from Arcosa free of charge by directing a request to Investor Relations at www.arcosa.com.

Participants in the Solicitation

Arcosa, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Arcosa stockholders in connection with the Merger. Information about Arcosa’s directors and executive officers is set forth in its definitive proxy statement for its 2026 annual meeting of stockholders filed with the SEC on March 31, 2026. To the extent the holdings of Arcosa securities by Arcosa directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s website at www.sec.gov and on the Investor Relations page of Arcosa’s website located at www.arcosa.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that Arcosa expects to file in connection with the Merger and other relevant materials Arcosa may file with the SEC.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any proxy, vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Endnotes

[1]	Before one-off transaction costs.

[2]	Pro forma FY 2026E Net Debt / Adjusted EBITDA reflects (i) CRH’s estimated Net Debt at the end of 2026 assuming the cost of the acquisition, divided by (ii) the combined 2026E Adjusted EBITDA at the midpoint of each of CRH’s and Arcosa’s publicly stated guidance, respectively.